Exhibit (a)(1)(j)

Forms of Reminder E-mails For Discount Optionholders – Dates may change if expiration date of offer is extended

September 18, 2008 - One Week After Offer Commences

We have just completed week one of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between February 1, 2007 and July 1, 2008 for New Options (referred to as the “Offer to Exchange”). The offer to amend and/or exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 9, 2008, unless we extend the offer.

As indicated in the separate listing of your options sent to you, certain options granted to you by AnalogicTech have an exercise price that was lower than the fair market value of the shares covered by the options on the date of grant. These options, called “discount options,” give rise to the potential adverse tax consequences described in Section 14 of the Offer to Exchange. You can eliminate these potential adverse tax consequences if you agree in the election form to amend your options so that the exercise price of your discount options is increased to the price(s) indicated in the listing of your options.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 9, 2008 by:

Stock Admin

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

Fax: (408) 716-2539

E-mail: stockadmin@aati.com

Only responses that are complete, signed and actually received by Stock Admin by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Stock Admin at:

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

(408) 330-1629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated September 11, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 1, 2008 – Final Week

We are entering the final week of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between February 1, 2007 and July 1, 2008 for New Options (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to amend and/or exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on October 9, 2008, unless we extend the offer.

As indicated in the separate listing of your options sent to you, certain options granted to you by AnalogicTech have an exercise price that was lower than the fair market value of the shares covered by the options on the date of grant. These options, called “discount options,” give rise to the potential adverse tax consequences described in Section 14 of the Offer to Exchange. You can eliminate these potential adverse tax consequences if you agree in the election form to amend your options so that the exercise price of your discount options is increased to the price(s) indicated in the listing of your options.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 9, 2008 by:

Stock Admin

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

Fax: (408) 716-2539

E-mail: stockadmin@aati.com

Only responses that are complete, signed and actually received by Stock Admin by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Stock Admin at:

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

(408) 330-1629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated September 11, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

October 9, 2008– Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Advanced Analogic Technologies Incorporated Offer to Exchange Stock Options Granted Between February 1, 2007 and July 1, 2008 for New Options (referred to as the “Offer to Exchange”). The offer to amend and/or exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, October 9, 2008.

As indicated in the separate listing of your options sent to you, certain options granted to you by AnalogicTech have an exercise price that was lower than the fair market value of the shares covered by the options on the date of grant. These options, called “discount options,” give rise to the potential adverse tax consequences described in Section 14 of the Offer to Exchange. You can eliminate these potential adverse tax consequences if you agree in the election form to amend your options so that the exercise price of your discount options is increased to the price(s) indicated in the listing of your options.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, e-mail, portable document format (PDF) or by hand delivery on or before 5:00 p.m., Pacific Time, on October 9, 2008 by:

Stock Admin

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

Fax: (408) 716-2539

E-mail: stockadmin@aati.com

Only responses that are complete, signed and actually received by Stock Admin by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Stock Admin at:

Advanced Analogic Technologies Incorporated

3230 Scott Boulevard

Santa Clara, California 95054

(408) 330-1629

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Richard K. Williams, dated September 11, 2008; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.